Exhibit 2.5

- I - Max Maxfield, WY Secretary of State FILED: 09/12/201411:57 AM Original ID: 2011 - 000601911 Amendment ID: 2014 - 001654608 AMENDMENT TO CERTIFICATE OF INCORPORATION OF Therapy Cells Inc. This amendment is to amend Article 4 to increase the authorized shares of the corporation to three billion shares as outlined below. The following amendment to the Certificate of Incorporation was approved by the diredors and thereafter duly adopted by the shareholders of the corporation on the 28 111 day of August 2014: RESOLVED THAT ARTICLE FOUR OF THE CERTIFICATE OF INCORPORATION BE AMENDED TO READ AS FOLLOWS: Article 4 . Classes and Shares Authorized . The authorized capital stock of the corporation shall be 3 , 000 , 000 , 000 shares of stock consisting of 2 , 900 , 000 , 000 shares of Common Stock, par value $ 0 . 0001 , and 100 , 000 , 000 shares of Preferred Stock, par value $ 0 . 0001 . No stockholder shall have pre - emptive rights . The Shareholders by majority vote may determine or change the designation or number of shares, or the relative rights, preferences and limitations of the shares of Preferred Stock, or of any theretofore established class or series . (a) Designation of Series A Preferred Stock. One million (1,000,000) shares of Series A Preferred Stock, par value $0.0001 per share, are authorized (the "Series A Preferred Stockj. (a)(1) Conversion Rights. This class of shares shall have no conversion rights. (a)(2) Issuance . Shares of Series A Preferred Stock may only be issued as direded by a majority vote of the Shareholders . (a)(2)(i) Price and Issuance . The initial price of each share of Series A Preferred Stock shall be $ 0 . 001 . The Shares of Series A Preferred Stock may only be issued as direded by a majority vote of the Shareholders . Shares of Series A Preferred Stock may be issued to management or others recommended by the Board and approved by a majority vote of the shareholders . (a)(3) Voting Rights . If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of : (i) the total number of shares of common stock which are issued and outstanding at the time of voting, plus (ii) the total number of shares of Series B, Series C, Series D, Series E and Series F Preferred Stocks which are issued and outstanding at the time of voting . Each individual share of Series A Preferred Stock shall have the voting rights equal to four times the sum of : all shares of common stock issued and outstanding at time of voting + all shares of Series B, Series C, Series D, Series E and Series F Preferred Stocks issued and outstanding at time of voting divided by the number of shares of Series A Preferred Stock issued and outstanding at the time of voting . (a)(4) Dividends . The holders of Series A Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Diredors, in its sole discretion . (a)(S) Shares of Series A Preferred Stock are anti - dilutive to reverse splits and forward splits, and therefore are the same number as prior to the split . (b) Designation of Series B Preferred Stock. Ten Million (10,000,000) shares of Series B Preferred Stock, par value $0.0001 per share, are authorized (the "Series B Preferred Stock"). (b)(1) Dividends. The holders of Series B Preferred Stock shall be entitledto. divi.ds wt,,en, as and if declared by the Board of Directors, in its sole discretion. . 1 , • (b)(2) Liquidation Rights. Upon any liquidation, dissolution or winding up b C0Banah,8ather' 1untary or involuntary, before any distribution or payment shall be made to the holders of a y !!lock "i: lJJ!iJtO the Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled : r .. . - s s th e f ,, g \

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- 2 - Corporation an amount equal to $ 1 . 00 pet share(the "Preference Value' 1 , plus all declared but unpaid dividends, for each share of Series B Preferred Stock held by them . After the payment of the full applicable Preference Value of each share of the Series B Preferred stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's Series C, Series D, Series E, Series F and common stock in that order . (b)(3) Conversion . Each share of Series B Preferred Stock may be convertible, at any time by the respective holder, into the number of shares of the Corporation's common stock by multiplying the total value of shares of preferred series B stock by the issuance price as listed in (b)(7), dividing the total by the current market price of the common stock on the day of conversion and multiplying the resulting total by 1 . 2 times (the "Conversion Rate ;. Forexample, assuming a total of 2000 shares of series B preferred stock times $ 2 . 50 per share equals $ 5 , 000 . Now divide the total by the current market price, i . e . $ 0 . 14 per share, equals 35 , 714 shares times 1 . 2 would equal a total of Forty Two Thousand, Eight Hundred and Fifty Seven shares ( 42 , 857 ) of Common stock . Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series B Preferred Stock of the holder's intention to convert the shares of Series B Stock, together with the holder's stock certificate or certificates evidencing the Series B Preferred Stock to be converted . Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of common stock issuable to the holder pursuant to the holder's conversion of Series B Preferred Shares in accordance with the provisions of this Section . The stock certificate(s) evidencing the common stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Ad of 1933 , as amended (the "Securities Ad"), and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation . The common stock shall be issued in the same name as the person who is the holder of the Series B Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws . The person in whose name the certificate(s) of common stock are so registered shall be treated as a holder of shares of common stock of the Corporation on the date the common stock certificate(s) are so issued . All shares of common stock delivered upon conversion of the Series B Preferred Shares as provided herein shall be duly and validly issued and fully paid and nonassessable . Effective as of the Conversion Date, such converted Series B Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of common stock issuable upon such conversion . (b)(4) The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series B Preferred Stock wherein which such conversion would create more shares of common stock than are authorized, the Corporation will increase the authorized number of shares of common stock sufficient to satisfy such holder of shares of Series B submitting such conversion notice . (b)(5) Anti - Dilution . Shares of Series B Preferred Stock are anti - dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of shares of common stock after the reverse split as would have been equal to the ratio established in Section (b)(3) above prior to the reverse split . The conversion rate of shares of Series B Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split . (b}(6) Voting Rights . Each share of Series B Preferred Stock shall have One vote for any election or other vote placed before the shareholders of the Corporation . (b)(7) Price and Issuance . The initial price of each share of Series B Preferred Stock shall be $ 2 . 50 . The price of each share of Series B Preferred Stock may only be changed through a majority vote of the Shareholders of the corporation . Shares of Series B Preferred Stock may be issued either (i) to persons in exchange for the cancellation and retirement of debt held by such persons, as approved by the Board, or (ii) in exchange for shares of Preferred Stock of the Corporation held prior to the adoption of this amendment to the Certificate of Incorporation, at the sole election of the holder(s) of such shares, and without approval needed from the Board, but at the exchange rate as set by the Board, which rate shall not be different amongst such holder(s) . (b)(8) Lock - Up Restrictions on Conversion . Shares of Series B Preferred Stock may not be converted into shares of common stock for a period of : a) six (6) months after purchase, if the Corporation voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Ad of 1934 ; orb) twelve (12) months if the Corporation does not file such public reports .

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- 3 - (c) Designation of Series C Preferred Stock . Ten Million ( 10 , 000 , 000 ) shares of Series C Preferred Stock, par value $ 0 . 0001 per share, are authorized (the "Series C Preferred Stock") . (c)(1) Issuance . Shares of Series C Preferred Stock may be issued to holders of debt of the Corporation, as determined by a majority vote of 'the Board of Directors, or others, as determined by a majority vote of the Board of Directors, or in exchange for shares of Preferred Stock of the Corporation held prior to the adoption of this amendment to the Certificate of Incorporation, at the sole election of the holder(s) of such shares, and without approval needed from the Board, but at the exchange rate as set by the Board, which rate shall not be different amongst such holder(s) . (c)(2) Dividends. The holders of Series C Preferred Stock shall be entiUed to receive dividends when, as and if declared by the Board of Directors, in its sole discretion . (c)(3) Liquidation Rights . Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series C Preferred Stock, the holders of the Series C Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $ 1 . 00 per share (the "Preference Value"), plus all declared but unpaid dividends, for each share of Series C Preferred Stock held by them . After the payment of the full applicable Preference Value of each share of the Series C Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's Series D, Series E, Series F Preferred Stock and common stock in that order . (c)(4) Conversion . Each share of Series C Preferred Stock shall be convertible, at any time, and/or from time to time, into 40 shares of the Corporation's common stock or as determined by the Board from time to time . Such conversion shall be deemed to be effective on the business day (the "Conversion Datej following the receipt by the Corporation of written notice from the holder of the Series C Preferred Stock of the holder's intention to convert the shares of Series C Stock, together with the holder's stock certificate or certificates evidencing the Series C Preferred Stock to be converted . Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of common stock issuable to the holder pursuant to the holder's conversion of Series C Preferred Shares in accordance with the provisions of this Section . The stock certificate(s) evidencing the common stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation . The common stock shall be issued in the same name as the person who is the holder of the Series C Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws . The person in whose name the certificate(s) of common stock are so registered shall be treated as a holder of shares of common stock of the Corporation on the date the common stock certificate(s) are so issued . All shares of common stock delivered upon conversion of the Series C Preferred Shares as provided herein shall be duly and validly issued and fully paid and nonassessable . Effective as of the Conversion Date, such converted Series C Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of common stock issuable upon such conversion . The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series C Preferred Stock wherein which such conversion would create more shares of common stock than are authorized, the Corporation will increase the authorized number of shares of common stock sufficient to satisfy such holder of shares of Series C submitting such conversion notice . (c)(5) Anti - Dilution . Shares of Series C Preferred Stock are anti - dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of shares of common stock after the reverse split as would have been equal to the ratio established in Section (c)(4) above prior to the reverse split . The conversion rate for shares of Series C Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split . (c)(6) Voting Rights . Each share of Series C Preferred Stock shall have one vote for any election or other vote placed before the shareholders of the Corporation . (c)(7) Price . The initial price of each share of Series C Preferred Stock shall be $ 10 . 00 . The price of each share of Series C Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution

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- 4 - at a meeting of the Board, or through a resolution passed at an action without meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares . (c)(8) Lock - Up Restrictions on Conversion . Shares of Series C Preferred Stock may not be converted into shares of common stock for a period of : a) six (6) months after purchase, if the Corporation voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934 ; orb) twelve (12) months if he Corporation does not file such public reports . (d) Designation of Series D Preferred Stock . Thirty ( 30 , 000 , 000 ) Million shares of Series D Preferred Stock, par value $ 0 . 0001 per share, are authorized (the "Series D Preferred Stockj . Shares of Series D Preferred Stock may only be issued by a majority vote of the shareholders . Series D preferred shares are retractable by the company if not converted to common shares within 24 months of issuance . (d)(1) (i) Dividends . The holders of Series D Preferred Stock shall be entitled to receive stock dividends of 6 % annually . Each share would earn 0 . 06 of a Preferred Series D share annually payable on the anniversary date of the purchase of the preferred series D shares . (ii) Warrants . Each share of Series D stock issued comes attached with 2 warrants to purchase one common stock per warrant at the price of $ 0 . 50 per common share . Warrants are exercisable after the lockup period but expire after 24 months from issue date . (d)(2) Liquidation Rights . Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series D Preferred Stock, the holders of the Series D Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $ 2 . 50 per share (the "Preference Value ; , plus all declared but unpaid dividends, for each share of Series D Preferred Stock held by them . After the payment of the full applicable Preference Value of each share of the Series D Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's Series E, Series F Preferred and common stock in that order . (d)(3) Conversion . Each share of Series D Preferred Stock may be convertible, at any time, by the respective holder, into the number of shares of the corporations common stock equal to the price of the series D preferred stock as stated in this amendment to the articles of incorporation, divided by the current trading price on the date of conversion (the "Conversion Rate") . Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series D Preferred Stock of the holder's intention to convert the shares of Series D Stock, together with the holder's stock certificate or certificates evidencing the Series D Preferred Stock to be converted . Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of common stock issuable to the holder pursuant to the holder's conversion of Series D Preferred Shares in accordance with the provisions of this Section . The stock certificate(s) evidencing the common stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation . The common stock shall be issued in the same name as the person who is the holder of the Series D Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws . The person in whose name the certificate(s) of common stock are so registered shall be treated as a holder of shares of common stock of the Corporation on the date the common stock certificate(s) are so issued . All shares of common stock delivered upon conversion of the Series D Preferred Shares as provided herein shall be duly and validly issued and fully paid and non - assessable . Effective as of the Conversion Date, such converted Series D Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of common stock issuable upon such conversion . (d)(4) The Corporation covenants that, within 10 days of receipt of a conversion notice from any holder of shares of Series D Preferred Stock wherein which such conversion would create more shares of common stock than are authorized, the Corporation will increase the authorized number of shares of common stock sufficient to satisfy such holder of shares of Series D submitting such conversion notice . (d)(5) Anti - Dilution . Shares of Series D Preferred Stock are anti - dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of shares of common stock after the reverse split as would have been equal to the ratio established in Section (d)(3) above prior to the reverse split . The conversion rate for shares of

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- 5 - Series D Preferred Stock, however, would rncrease proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split. (d)(6) Voting Rights . Each share of Series D Preferred Stock shall have ten votes for any election or other vote placed before the shareholders of the Corporation . (d)(7) Price and Issuance . The initial price of each share of Series D Preferred Stock shall be $ 2 . 50 . The price of each share of Series D Preferred Stock issued may not be changed until such time as a listed secondary and/or listed public market develops for the shares . Series D preferred stock can only be issued by a majority vote of the shareholders . (d)(8) Lock - Up Restrictions on Conversion . Shares of Series D Preferred Stock may not be converted into shares of common stock for a period of : a) six (6) months after purchase, if the Corporation voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934 ; orb) twelve (12) months if the Corporation does not file such public reports . (e) Designation of Series E Preferred Stock. Thirty (30,000,000) Million shares of Series E Preferred Stock, par value $0.0001 per share, are authorized (the "Series E Preferred Stock;. Shares of Series E Preferred Stock may only be issued by a majority vote of the shareholders. (e)(1) Dividends . The holders of Series E Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion . (e)(2) Liquidation Rights . Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series E Preferred Stock, the holders of the Series E Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $ 1 . 00 per share (the "Preference Value"), plus all declared but unpaid dividends, for each share of Series E Preferred Stock held by them . After the payment of the full applicable Preference Value of each share of the Series E Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's Series F Preferred Stock and Common Stock in that order . (e)(3) Conversion and Anti - Dilution . Each share of Series E Preferred Stock may be convertible, at any time, by the respective holder, into the number of shares of the corporations common stock by multiplying each share of the series E preferred stock by One Thousand (the "Conversion Rate") . (For example if a holder has 100 shares of Series E Preferred Shares and you multiply that times 1000 the Holder of the Preferred Shares would be entitled to receive 100 , 000 shares of the Corporation's Common Stock) . Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series E Preferred Stock of the holder's intention to convert the shares of Series E Stock, together with the holder's stock certificate or certificates evidencing the Series E Preferred Stock to be converted . Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of common stock issuable to the holder pursuant to the holder's conversion of Series E Preferred Shares in accordance with the provisions of this Section . The stock certificate(s) evidencing the common stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation . The common stock shall be issued in the same name as the person who is the holder of the Series E Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws . The person in whose name the certificate(s) of common stock are so registered shall be treated as a holder of shares of common stock of the Corporation on the date the common stock certificate(s) are so issued . All shares of common stock delivered upon conversion of the Series E Preferred Shares as provided herein shall be duly and validly issued and fully paid and non - assessable . Effective as of the Conversion Date, such converted Series E Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of common stock issuable upon such conversion . (e)(4) The Corporation covenants that, within 10 days of receipt of a conversion notice from any holder of shares of Series E Preferred Stock wherein which such conversion would create more shares of common stock than are authorized, the Corporation will increase the authorized number of shares of common stock sufficient to satisfy such holder of shares of Series E submitting such conversion notice .

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- 6 - (e)(5) Shares of Series E Preferred Stock are anti - dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of shares of common stock after the reverse split as would have been equal to the ratio established in Sedion (e)(3) above prior to the reverse split . The conversion rate for shares of Series E Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split . (e)(6) Voting Rights . Series E Preferred Stock shall have no vote for any election or other vote placed before the shareholders of the Corporation . (e)(7) Price and Issuance . The initial price of each share of Series E Preferred Stock shall be $ 1 . 00 . The price of each share of Series E Preferred Stock issued may not be changed until such time as a listed secondary and/or listed public market develops for the shares . Series E preferred stock can only be issued by a majority vote of the shareholders . Shares of Series E Preferred Stock may be issued either (i) to persons in exchange for the cancellation and retirement of debt held by such persons, or (ii) in exchange for shares of Preferred Stock of the Corporation held prior to the adoption of this amendment to the Certificate of Incorporation, or (iii) to holders of shares of Common Stock at a conversion rate of One Thousand to One ( 1000 : 1 ) at the sole election of the holder(s) of such shares and debt, and without approval needed from the Board, but at the exchange rate as set by the Board and approved by majority vote of the shareholders, which rate shall not be different amongst such holder(s) . The request by the holders of other securities of the corporation to exchange for issuance of Series E shares as set forth in (i), (ii) and (iii) above shall only be available for 60 days from the date of this amendment to the Certificate of Incorporation and approval of the Board and Shareholders of the Corporation . (e)(8) Lock - Up Restrictions on Conversion . Shares of Series E Preferred Stock may be converted to Common Stock at any time and will require an attorney opinion letter to remove the restridive legend if issued restricted . (f) Designation of Series F Preferred Stock . Ten Million ( 10 , 000 , 000 ) shares of Series F Preferred Stock, par value $ 0 . 0001 per share, are authorized ( the "Series F Preferred S t ock . 0 ) . (f)(1) Dividends . The holders of Series F Preferred Stock shall be entitled to receive dividends when, as and if dedared by the Board of Diredors, in its sole discretion . (f)(2) Liquidation Rights . Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series F Preferred Stock, the holders of the Series F Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $ 0 . 01 per share(the "Preference Value"), plus all dedared but unpaid dividends, for each share of Series F Preferred Stock held by them . After the payment of the full applicable Preference Value of each share of the Series F Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's common stock . (f)(3) Conversion and Anti - Dilution . Each share of Series F Preferred Stock may be convertible, at any time by the respective holder, into the number of shares of the Corporation's common stock by multiplying each share of preferred series F stock by the issuance price listed in dause (f)(7) and dividing by the current market price of the common stock on the conversion date and multiplying by 1 . 2 times (the "Conversion Rate") . For example, assuming a total of 200 , 000 shares of series F preferred stock times 0 . 01 equals $ 2 , 000 divided by a common stock share price of $ 0 . 14 equals 14 , 285 shares times 1 . 2 would equal a total of Seventeen Thousand, One Hundred and Forty Three ( 17 , 143 ) shares of Common Stock . Such conversion shall be deemed to be effective on the business day (the "Conversion Date') following the receipt by the Corporation of written notice from the holder of the Series F Preferred Stock of the holder's intention to convert the shares of Series F Stock, together with the holder's stock certificate or certificates evidencing the Series F Preferred Stock to be converted . Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of common stock issuable to the holder pursuant to the holder's conversion of Series F Preferred Shares in accordance with the provisions of this Sedion . The stock certificate(s) evidencing the common stock shall be issued with a restrictive legend indicating that it was issued in a transadion exempt from registration under the Securities Act of 1933 , as amended (the "Securities Ad"), and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation . The common stock shall be issued in the same name as the person who is the holder of the Series F Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws . The person in whose name the certificate(s) of common stock are so registered shall be treated as a holder of shares of common stock of the Corporation on the date the common stock certificate(s) are so issued .

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' ' - 7 - All shares of common stock delivered upon conversion of the Series F Preferred Shares as provided herein shall be duly and validly issued and fully paid and nonassessable . Effective as of the Conversion Date, such converted Series F Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of common stock issuable upon such conversion . (f)(4) The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series F Preferred Stock wherein which such conversion would create more shares of common stock than are authorized, the Corporation will increase the authorized number of shares of common stock sufficient to satisfy such holder of shares of Series F submitting such conversion notice . (f)(S) Shares of Series F Preferred Stock are anti - dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of shares of common stock after the reverse split as would have been equal to the ratio established in Section (f)(3) above prior to the reverse split . The conversion rate of shares of Series F Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split . (f)(6) Voting Rights . Each share of Series F Preferred Stock shall have One vote for any election or other vote placed before the shareholders of the Corporation . (f)(7) Price and Issuance . The initial price of each share of Series F Preferred Stock shall be $ 0 . 01 . The price of each share of Series F Preferred Stock may only be changed through a majority vote of the Shareholders of the corporation . Shares of Series F Preferred Stock may only be issued through a Private Placement Memorandum issued by the Corporation in application for Series F Preferred shares . (f)(8) Lock - Up Restrictions on Conversion . Shares of Series F Preferred Stock may not be converted into shares of common stock for a period of : a) six (6) months after purchase, if the Corporation voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934 ; orb) twelve (12) months if the Corporation does not file such public reports .

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MINUTES OF THE SPECIAL M E ETING OF THE SHAREHOLDERS OF THERAPY CELLS, INC. A special meeting of the Shareholders of THERAPY CELLS, Inc . , a corporation organized under the Wyoming Business Co ration Act (the "Company"), was held via telephone conference call at 10 : 50 a . m . Pacific time on August 28 , 2014 . Present and constituting a quorum were Christopher Glover (representing 56 % of current shareholders) and John Meredith and Susan Allwork (Directors representing 16 % of current shareholders) . Thus, a majority of the total authorized votes of the Company were present at the special meeting of shareholders . The meeting was called to order by the Board of Directors . Notice of the special meeting was duly waived by the shareholders in accordance with the provisions of the bylaws . The first item of business was a general discussion put forward by the Board regarding the need to Amend the Certificate of Incorporation of the Company and increase the total authorized shares of the company to 3 , 000 , 000 , 000 designating 2 , 900 , 000 , 000 as common shares and 100 , 000 , 000 as preferred shares . AND WHEREAS the Board of Directors have put forward their recommendation that it would be in the best interest of the shareholders of the corporation to Amend the Certificate of Incorporation to increase the total authorized shares of the company to 3 , 000 , 000 , 000 designating 2 , 900 , 000 , 000 as common shares and 100 , 000 , 000 as preferred shares . THEREFORE BE IT RESOLVED that the Shareholders hereby ratify, confirm and approve that, upon the filing with the Wyoming Secretary of State, the appropriate documentation, the Company shall effectuate the Amendment ; and FURTHER RESOLVED that the Shareholders hereby ratify, confirm and approve any other documents deemed necessary by the Company be and hereby are authorized to effectuate the Amendment . Date: August 28, 2014

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\ · - THERAPY CELLS, INC. CONSENT RESOLUTION OF THE BOARD OF DIRECTORS OF THE COMPANY WHEREAS pursuant to the provisions of the Wyoming Business Corporation Act, as amended (the "Act"), and the Articles of Incorporation and By - Laws of THERAPY CELLS, Inc . , a Wyoming corporation (the "Company"), the undersigned, being the Director of the Company and comprising the ''Board of Directors" of the Company (the ''Board"), hereby unanimously consent to, vote in favor of and adopt the following consent resolutions of the Board of Directors ; which Board of Directors by their respective signatures hereto do hereby waive any and all requirements for the giving of notice for and of the convening of a formal meeting of the Board of Directors ; AND WHEREAS the Board of Directors have decided it would be in the best interest of the shareholders of the corporation to Amend the Certificate of Incorporation to increase the authorized shares of the corporation to 3 , 000 , 000 , 000 designating 2 , 900 , 000 , 000 as common shares and 100 , 000 , 000 as preferred shares . IT IS THEREFORE RESOLVED that the Board hereby unanimously approves of the forgoing resolution and the implementation of same on the Effective Date stated herein . T HE FOLLOWING CONSENT RESOLUTION of the Board was approved by the Board effective as of the 2 8 th day of August, 2014 (the "Effective Date" herein) . NOW T HE REFORE BE IT RESOLVED THAT : Ratification of Amendment 1. Ratification of A mendm ent . The Board of Directors hereby ratifies, confirms and approves that, in conjunction with the Motion, the officers of the Company be and hereby are authorized to execute and file any documents to effectuate this change in the Certificate of Incorporation of the Company . 2. R atificatio n of further documents . Any other documents deemed necessary by the Company be and hereby are authorized to effectuate this resolution and take any other actions on behalf of the Company that they deem desirable or necessary . Ratification of general matters 3. Ratification of authority . Any one Director of the Board of Directors or Executive Officer of the Company be and the same is hereby authorized and directed for and on behalf of the Company to do and perform all acts and things and execut and deliver all documents and take all such other steps as may be necessary or desirable to give full effect to these consent resolutions ; 4. Ratification of the counterparts and execution via Electronic Communication . These consent resolutions may be signed on behalf of the Board in as many counterparts as may be necessary, each of which when so signed to be deemed an original, and that such counterparts together shall constitute one and the same

9

instrument and notwithstanding the date of execution shall be deemed to be dated the Effective Date as set forth hereinabove and, furthermore, these consent resolutions may be delivered by any Director of the Board by telecopy or other means of electronic communication producing a printed copy (collectively, the "Electronic Communication") and, in connection therewith, shall be deemed to have been effectively executed and delivered as of the Effective Date hereof Director Date: August 28, 2014 Jo .

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# WYOMING SECRETARY OF STATE

OFFICIAL RECEIPT

Thank you for your payment!

Amount Paid: **$50.00**
Receipt #: **809083**
Receipt Date: **September 12, 2014**
Processed By: **JENNIFER . TRABING**
Corp #: **2011-000601911**
Doc Id#: **2014-001654608**

DO NOT PAY!
**THIS IS NOT A BILL.**

Wyoming Corporate Services, Inc.
1712 Pioneer Avenue, Suite 101
Cheyenne, WY 82001

| Payment | Reference | Amount |
|---|---|---|
| PAD | | 50.00 |
| | **TOTAL PAYMENT** | **$50.00** |

| Description of Charges | Invoice# | Sec. File# | Quantity | Unit Price | Total |
|---|---|---|---|---|---|
| CFD - Corporation Filing - Domestic | | | | 50.00 | 50.00 |
| | | **TOTAL CHARGES PAID** | | | **$ 5 0 . 0 0** |

PAD Account: **399 -Wyoming Corporate Services, Inc.**
PAD Begin Balance: **$11,939.47**
PAD End Balance: **$11,889.47**

**In Reference To:**

Therapy Cells, Inc.

**Comments:**

SECRETARY OF STATE
State Capitol, 200 W. 24th St.
Cheyenne, WY 82002-0020

PAD or Billing Questions?
(307) 777-5343
SOSBilling@wyo.gov

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